Exhibit 23.5


                   CONSENT OF PUBLIC INDEPENDENT ACCOUNTANTS



    The Board of Directors
    Sub Sea International Inc.


    As independent public accountants, we hereby consent to the use of our reports included herein or made a part of this registration statement of Dresser Industries, Inc. on Form S-8 and to the reference to our firm under the heading "Experts" in the registration statement.



    /s/ ARTHUR ANDERSEN & CO.
    Arthur Andersen & Co.
    New Orleans, Louisiana
    January 27, 1994
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